SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
POPULAR, INC.

(Exact name of registrant as specified in its charter)

Puerto Rico	66-0667416

(State of incorporation or organization)	(IRS Employer Identification No.)

Popular Center Building, 209 Muñoz Rivera Avenue, Hato Rey, San Juan, Puerto Rico 00919	00919

(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-159960 (if applicable)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on
to be so registered	which each class is to be registered
Depositary Shares, Each Representing 1/40th of a Share of Contingent Convertible Perpetual Non-Cumulative Preferred Stock, Series D	NASDAQ Stock Market
Securities to be registered pursuant to Section 12(g) of the Act:
None

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.
A description of the Depositary Shares, Each Representing 1/40th of a Share of Contingent Convertible Perpetual Non-Cumulative Preferred Stock, Series D, of Popular, Inc. (the “Company”) is contained in the Prospectus Supplement filed with the Securities and Exchange Commission (the “Commission”) on April 14, 2010 (the “Prospectus Supplement”), pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended. The Prospectus Supplement supplements the Prospectus (the “Prospectus”) contained in the Company’s Registration Statement on Form S-3 (File No. 333-159960), which was filed with the Commission on June 12, 2009. The Prospectus Supplement and the information set forth under “Description of the Depositary Shares” in the Prospectus are incorporated herein by reference.

Item 2.	Exhibits.

Exhibit No.	Description
1
Restated Certificate of Incorporation of the Company, as currently in effect (incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009).

2	Bylaws of the Company, as amended (incorporated by reference to Exhibit 3.1 of the Company’s current report on Form 8-K, dated December 17, 2008 and filed on December 23, 2008).

3	Certificate of Designation creating the Contingent Convertible Perpetual Non-Cumulative Preferred Stock, Series D.*

4	Form of certificate representing the Contingent Convertible Perpetual Non-Cumulative Preferred Stock, Series D.*

5	The Prospectus Supplement, incorporated herein by reference to the registrant’s filing pursuant to Rule 424(b), filed on April 14, 2010.

*	Filed herewith

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

POPULAR, INC.
By /s/ Richard Barrios
	Name:	Richard Barrios
Date: April 14, 2010	Title:	Senior Vice President